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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report                                                SEPTEMBER 17, 2003
Date of Earliest Event Reported                               September 11, 2003


                             COVEST BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       0-20160                                          36-3820609
(Commission File Number)                 (I.R.S. Employer Identification Number)



 749 LEE STREET, DES PLAINES, ILLINOIS                        60016
(Address of principal executive offices)                    (Zip Code)



                                 (847) 294-6500
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

         On September 11, 2003, CoVest Bancshares, Inc. ("CoVest") filed a Form 8-K announcing the execution of an Agreement and Plan of Merger with First Midwest Bancorp, Inc. ("First Midwest") and First Midwest Acquisition Subsidiary, Inc., a subsidiary of First Midwest ("Merger Sub"), pursuant to which the Merger Sub will be merged with and into CoVest. In connection with the Merger Agreement, First Midwest and certain individuals affiliated with CoVest entered in an Affiliate Agreement (the "Affiliate Agreement") pursuant to which the parties agreed to vote their shares of CoVest's common stock in favor of the merger and against any alternative acquisition proposal and certain other actions. Approximately 14.2% of the shares of CoVest common stock are subject to the Affiliate Agreement. The Form 8-K filed on September 11, 2003 is hereby amended to include the Agreement and Plan of Merger as Exhibit 99.1 and the Affiliate Agreement as Exhibit 99.2.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

         99.1     Agreement and Plan of Merger, dated September 11, 2003

         99.2     Affiliate Agreement, dated September 11, 2003

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



September 17, 2003                        COVEST BANCSHARES, INC.




                                 By:      /s/ James L. Roberts
                                          -----------------------------------
                                          James L. Roberts
                                          President and Chief Executive Officer






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